EXHIBIT 21

SUBSIDIARIES

1.     Puget Western, Inc.
       19515 North Creek Parkway
       Suite 310
       Bothell, Washington 98011

2.     ConneXt
       1301 Fifth Avenue
       Suite 1900
       Seattle, WA  98101

3.     Hydro Energy Development Corporation (HEDC)
       1422 130th Ave. N.E.
       Bellevue, WA  98005

4.     Homeguard  Security  Services,  Inc.
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WA 98004-5515

5.     Washington Energy Gas Marketing Company
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WA 98004-5515

6.     WNG CAP I, Inc.
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WA 98004-5515

7.     Puget Sound Energy  Services,  Inc.
       c/o James W.  Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WA 98004-5515